                       SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12


                           inTEST Corporation
-----------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


-----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          -------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          -------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          -------------------------------------------------------------------

     5.   Total fee paid:

          -------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          -------------------------------------------------------------------

     2.   Form, Schedule of Registration Statement No.:

          -------------------------------------------------------------------

     3.   Filing Party:

          ------------------------------------------------------------------

     4.   Date Filed:

          ------------------------------------------------------------------
                        inTEST CORPORATION
                          2 Pin Oak Lane
                   Cherry Hill, New Jersey 08003

                   ------------------------------
              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held May 20, 1999
                   ------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of inTEST Corporation (the "Company") for the year ended December 31, 1998, will be held at the Radisson Hotel Mount Laurel, Route 73, Mount Laurel, New Jersey, on Thursday, May 20, 1999, at 10:00 A.M. Eastern Daylight Time, to consider and vote on the following matters described in the accompanying Proxy
Statement:

     1. Election of the members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

     2. Ratification of the appointment by the Board of Directors of KPMG LLP as the independent public accountants for the Company for the year ending December 31, 1999; and

     3. Such other business as may properly be brought before the Meeting or any adjournment thereof.

     The Board of Directors has fixed April 2, 1999, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.


                                        By Order of the Board of Directors,



                                        /s/ Hugh T. Regan, Sr.
                                        -------------------------------
                                        Hugh T. Regan, Sr.
                                        Secretary

Cherry Hill, New Jersey
April 20, 1999



------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Meeting, please complete, date, sign and mail your proxy card promptly in order that the necessary quorum may be represented at the Meeting. The enclosed envelope requires no postage if mailed in the United States.
------------------------------------------------------------------------------
                        inTEST CORPORATION
                          2 Pin Oak Lane
                   Cherry Hill, New Jersey 08003

                   ------------------------------
                          PROXY STATEMENT
                   ------------------------------
                   ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held May 20, 1999

     This Proxy Statement and the enclosed form of proxy card are intended to be sent or given to stockholders of inTEST Corporation (the "Company") on or about April 20, 1999, in connection with the solicitation of proxies by the management of the Company ("Management") on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders for the year ended December 31, 1998 (the "Meeting"), which will be held on Thursday, May 20, 1999, at 10:00 A.M. Eastern Daylight Time, at the Radisson Hotel Mount Laurel, Route 73, Mount Laurel, New Jersey.

     If the enclosed proxy card is properly signed and returned, the shares represented by the proxy card will be voted and, if the stockholder indicates a voting choice on the proxy card, the shares will be voted in accordance with such choice. If the proxy card is signed but no choice is indicated, the shares represented by the proxy card will be voted "FOR" the election of the nominees for director listed in this Proxy Statement and "FOR" the ratification of the appointment of KPMG LLP as the independent public accountants for the Company for the year ending December 31, 1999. Management knows of no business that will be presented at the Meeting other than that which is set forth in this Proxy Statement. If any other matter properly comes before the Meeting, the persons named in the accompanying proxy card intend to vote on such matters in accordance with their best judgment, subject to contrary instructions a stockholder indicates on his proxy card.

     Any stockholder granting a proxy by the execution and delivery of the enclosed proxy card may revoke it at any time prior to its being voted by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy card bearing a later date. Attendance at the Meeting will not have the effect of revoking a proxy unless the stockholder attending the Meeting notifies the Secretary of the Company, in writing, of the revocation of the proxy at any time prior to the voting of the proxy.

                       RECORD DATE AND VOTING SECURITIES

     The Board of Directors has fixed the close of business on April 2, 1999 as the record date (the "Record Date") for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Meeting. At that date, there were 6,536,034 shares of the Company's common stock, $0.01 par value (the "Common Stock"). The stockholders of record on the Record Date will be entitled to one vote per share of Common Stock on each matter submitted to the stockholders at the Meeting. No other voting securities of the Company are outstanding. The presence at the Meeting, in person or by proxy, of the holders of a majority of the Common Stock entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Assuming a quorum is present, (i) a plurality of the votes cast at the Meeting will be required for the election of directors, and
(ii) the affirmative vote of the holders of a majority in voting power of the shares of stock which are present or represented at the Meeting and entitled to vote will be required for the ratification of the appointment of KPMG LLP as the independent public accountants for the year ending December 31, 1999, as well as for approval of such other matters as may properly come before the Meeting or any adjournment of the Meeting.

     If a broker that is a record holder of Common Stock does not return a signed proxy, the shares of Common Stock represented by such proxy will not be considered present at the Meeting and, therefore, will not be counted towards a quorum. If a broker that is a record holder of Common Stock does return a signed proxy, but is not authorized by the beneficial owner to vote on one or more matters and does not have discretionary voting power with respect to such matter or matters, the shares of Common Stock represented by such proxy will be considered present at the Meeting for purposes of determining the presence of a quorum but will not be voted for such matter or matters or considered present for purposes of determining the outcome of the vote on such matter or matters. Abstentions will have no effect on the outcome of the election of directors and, with respect to the ratification of the Company's independent public accountants, abstentions will have the same effect as a "no" vote.

               VOTING SECURITIES AND PRINCPAL STOCKHOLDERS

     The following table sets forth, as of April 2, 1999, the number and percentage of shares of the Company's Common Stock (the Company's only outstanding class of capital stock) which, according to information supplied to the Company or filed with the Securities and Exchange Commission ("SEC"), are beneficially owned by: (i) each person who beneficially owns more that 5% of the Common Stock; (ii) each director and nominee for directorship of the Company individually; (iii) each of the Named Executive Officers (as that phrase is defined in the section of this Proxy Statement entitled "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all Common Stock shown as beneficially owned by them.


                                                                    Shares of
                                                                  Common Stock
                                                                  Beneficially      Percent of
                                                                   Owned As of        Class
Name of Beneficial Owner                                          April 2, 1999    (Approx.)(1)
------------------------                                          -------------     -----------
FMR Corp. (2)                                                          653,000        10.0%
Wellington Management Company, LLP (3)                                 545,100         8.3%
Brinson Partners (4)                                                   473,600         7.2%
Wellington Trust Company NA(5)                                         335,000         5.1%
Alyn R. Holt (6)(7)                                                  1,726,683        26.4%
Douglas W. Smith (6)                                                   593,750         9.1%
Daniel J. Graham (6)(8)                                                348,360         5.3%
Richard O. Endres (9)                                                  158,697         2.4%
Robert E. Matthiessen (10)                                             128,037         2.0%
Gregory W. Slayton                                                      31,600          *
Stuart F. Daniels (11)                                                  13,282          *
Jerome R. Bortnem (12)                                                  15,536          *
Hugh T. Regan, Jr. (13)                                                 11,100          *

All directors and executive officers as a group (11 individuals)     3,149,065        48.2%


--------------------
*  Denotes less that one percent of class.

(1) The percent of class for any person or group who, as of April 2, 1999, beneficially owned any shares pursuant to options, warrants or other rights to purchase shares of the Company's Common Stock ("Rights") which are exercisable within 60 days of April 2, 1999 ("Option Shares"), is calculated assuming all such Rights beneficially owned by such person or group have been exercised in full and adding the number of shares subject to such Rights to the total number of shares issued and outstanding on April 2, 1999.

(2) According to a Schedule 13G filed with the SEC on February 1, 1999, Fidelity Management & Research Company ("FMRC"), a wholly-owned Subsidiary of FMR Corp. ("FMR") is the beneficial owner of 653,000 shares (the "Fidelity Shares") of the Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, including Fidelity Low-Priced Stock Fund ("FLPSF"), owner of 465,000 of the Fidelity Shares. The address or principal business office of each of FMRC, FMR and FLPSF is 82 Devonshire Street, Boston, MA 02109. Edward
       C. Johnson 3d, Chairman of FMR ("ECJohnson"), and Abigail P. Johnson, Director of FMR, and other members of the Edward C. Johnson 3d family and trusts for their benefit, through their ownership of voting common stock of FMR and the execution of a shareholders' voting agreement, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. ECJohnson, FMR, FLPSF and other investment companies owning Fidelity Shares each has sole power to dispose of such Fidelity Shares. Neither FMR nor ECJohnson has the sole power to vote or direct the voting of the shares owned by FLPSF, which power resides with, and is directed by, FLPSF's Board of Trustees.

(3) According to a Schedule 13G filed with the SEC on December 31, 1998, Wellington Management Company, LLP ("WMC") is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and a parent holding company. WMC as investment adviser may be deemed to beneficially own 545,100 shares (the "Wellington Management Shares") of the Common Stock which are held of record by clients of WMC. WMC's principal business office is located at 75 State Street, Boston, MA 02109. (See Note 5 below for additional information relating to a subsidiary of WMC.)

(4) According to a Schedule 13G filed with the SEC on February 3, 1999, Brinson Partners, Inc. ("BPI"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and UBS AG ("UBSAG"), a Bank as defined in Section 3(a)(6) of the Act, report beneficial ownership of the 473,600 shares (the "Brinson Shares").
       BPI is an indirect wholly-owned subsidiary of UBSAG. BPI's principal business office is located at 209 South LaSalle, Chicago, IL 60604-1295; UBSAG's principal business office is located at Bahnhofstrasse 45 8021, Zurich, Switzerland.

(5) According to a Schedule 13G filed with the SEC on December 31, 1998, Wellington Trust Company NA ("WTC"), a Bank as defined in Section 3(a)(6) of the Act, as investment adviser is deemed to beneficially own 335,000 shares (the "Wellington Trust Shares") of the Common Stock which are held of record by clients of WTC. WTC's principal business office is located at 75 State Street, Boston, MA 02109. WTC is a wholly-owned subsidiary of WMC (see Note 3 above).

(6) The address of the stockholders is: c/o the Company, 2 Pin Oak Lane, Cherry Hill, New Jersey 08003.

(7) Includes 150,427 shares owned by Mr. Holt's spouse. Mr. Holt disclaims beneficial ownership of the shares owned by his spouse.

(8) Includes 25,000 shares owned by Mr. Graham's wife and 3,700 shares owned by Mr. Graham's child. Mr. Graham disclaims beneficial ownership of the shares owned by his spouse and child.

(9) Includes 500 shares held by a corporation of which Mr. Endres is a shareholders and over which Mr. Endres shares investment control.

(10) Includes 63,618 shares owned by Mr. Matthiessen's wife and 1,000 shares owned by Mr. Matthiessen's child. Mr. Matthiessen disclaims beneficial ownership of the shares owned by his spouse and child.

(11)   Includes 2,000 Option Shares owned by Dr. Daniels.

(12)   Includes 2,000 Option Shares owned by Mr. Bortnem.

(13)   Includes 6,000 Option Shares owned by Mr. Regan.


                         ELECTION OF DIRECTORS

     The By-laws of the Company provide that the Company's Board of Directors shall consist of not less than five (5) directors, as determined by the Company's Board of Directors, and that each director shall hold office until the next Annual Meeting of Stockholders and until a successor shall be duly elected and qualified. The present number of directors constituting the entire Board is seven.

     At the Meeting, seven directors are to be elected to serve until the 2000 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Listed below are the seven nominees for director. The persons designated as proxies in the accompanying proxy card intend to vote "FOR" each such nominee, unless a contrary instruction is indicated on the proxy card. If for any reason any such nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of a substitute designated by Management, unless a contrary instruction is given on the proxy card. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed their intention to serve the entire term for which election is sought.

     The names of the persons presently serving as directors of the Company, each of whom has been nominated for reelection, are listed below, together with their ages and certain other information as of April 2, 1999:


        Name                  Age  Director Since                 Position
---------------------         ---  --------------  ----------------------------------------------
Alyn R. Holt.................  61     09/17/81     Chairman
Robert E. Matthiessen........  54     02/01/97     President, Chief Executive Office and Director
Douglas W. Smith.............  49     08/03/98     Executive Vice President, Chief Operating
                                                      Officer and Director
Daniel J. Graham.............  53     06/01/88     Vice Chairman, Senior Vice President and
                                                      Director
Richard O. Endres............  73     04/01/82     Director
Stuart F. Daniels............  58     04/01/97     Director
Gregory W. Slayton...........  40     08/03/98     Director


Certain Biographical and Other Information Regarding the Company's Directors
----------------------------------------------------------------------------

     Alyn R. Holt is a co-founder of the Company and has served as Chairman since the Company's inception in September 1981. Mr. Holt served as Chief Executive Officer of the Company from September 1981 to August 1998. Mr. Holt has over 35 years experience in the ATE industry, including various positions in general management, marketing management and engineering.

     Robert E. Matthiessen was elected Chief Executive Officer of the Company in August 1998. He was elected President and a Director of the Company in December 1997. Mr. Matthiessen served as Chief Operating Officer of the Company from December 1997 until August 1998. Prior to that, Mr. Matthiessen served as Executive Vice President since joining the Company in October 1984. He has over 25 years experience in the ATE industry, including various positions in general management, marketing management and engineering management.

     Douglas W. Smith was elected Executive Vice President, Chief Operating Officer and a Director of the Company in August 1998. Prior to that, Mr. Smith served as President of TestDesign Corporation, a California corporation engaged in the manufacture of tester interfaces, which was acquired by the Company in August 1998. Mr. Smith founded TestDesign Corporation in February 1985. Mr. Smith has over 19 years of experience in the ATE industry, including various positions in engineering management, sales management and general management.

     Daniel J. Graham is a co-founder of the Company and has served as Senior Vice President and a Director of the Company since June 1988. Mr. Graham was elected Vice Chairman of the Company in October 1998. Mr. Graham has over 25 years industrial experience involving the development of software and hardware systems for ATE.

     Richard O. Endres has served as a Director of the Company since April 1982. Since 1976, he has served as President of VRA, Inc., which provides business planning and financial services for technology based companies. Mr. Endres has over 40 years of experience in the ATE industry and was engaged in early transistor circuit development and computer memory research at RCA's David Sarnoff Research Center.

     Stuart F. Daniels, Ph.D. is a co-founder of the Company and served as Vice President and a Director in 1982 and was reappointed as a Director in April 1997. In 1996, Dr. Daniels founded The Daniels Group, which is engaged in technology transfer and license consulting. From 1980 to 1995, Dr. Daniels held several management positions with Siemens Corporation.

     Gregory W. Slayton has served as a Director of the Company since August 1998. Since December 1997, Mr. Slayton has been the President, Chief Executive Officer and a Director of MySoftware Company, a publicly traded company that develops small business software. From March 1996 to July 1997, Mr. Slayton was President, Chief Operating Officer and a Director of ParaGraph International, a privately held internet tools company. From December 1995 to March 1996, Mr. Slayton also served as President and Chief Executive Officer of Velocity, Inc., a privately held CD-gaming company. Mr. Slayton co-founded Worlds, Inc., an internet technology company, in August 1994 and served as Senior Vice President and Chief Financial Officer from its inception to November 1995.

Committees of the Board of Directors
------------------------------------

     The Board of Directors has three standing Committees: an Executive Committee, an Audit Committee and a Compensation Committee. During the year ended December 31, 1998, the Board of Directors held a total of five meetings.

     The Executive Committee is responsible for those duties delegated to it by the Board of Directors. The current members of the Executive Committee are Alyn R. Holt, Robert E. Matthiessen and Daniel J. Graham. The Executive Committee did not meet during the year ended December 31, 1998.

     The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors. The current members of the Audit Committee are Stuart F. Daniels, Ph.D., Richard O. Endres and Gregory W. Slayton. The Audit Committee held two meetings during the year ended December 31, 1998.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of the Company and administers the Company's stock option plan and the awarding of bonuses. The membership of the Compensation Committee through August 3, 1998 was Stuart F. Daniels, Ph.D., Richard O. Endres and Robert E. Matthiessen. The current members of the Compensation Committee are Stuart F. Daniels, Ph.D., Richard O. Endres, Alyn R. Holt and Gregory W. Slayton. The Compensation Committee held one meeting during the year ended December 31, 1998.

     Each of the directors attended at least 75% of the aggregate number of meetings of the Board and meetings of any committee of which he is a member which were held during the time in which he was a director or a committee member, as applicable.

Director Compensation
---------------------

     Non-employee directors are paid a quarterly retainer of $2,500, a fee of $2,000 per board meeting and a fee of $1,000 per committee meeting that falls on a day other than a board meeting. In addition, non-employee directors are reimbursed travel expenses and other costs associated with attending board or committee meetings. The Company does not pay additional cash compensation to officers of the Company for their service as directors of the Company. However, officers who serve as directors of the Company's foreign subsidiaries receive compensation as approved each year by such subsidiary's Board of Directors.

Family Relationships
--------------------

     Hugh T. Regan, Jr., the Chief Financial Officer, is the son of Hugh T. Regan, Sr., the Company's Secretary. There are no other family relationships between any of the directors or executive officers of the Company.

Recommendation
--------------

     The Board of Directors recommends a vote "FOR" the reelection of each of the nominees to the Board of Directors named above.

                            EXECUTIVE OFFICERS OF THE COMPANY


       Name                          Age                         Position
----------------------               ---    --------------------------------------------------
Alyn R. Holt......................    61    Chairman
Robert E. Matthiessen.............    54    President, Chief Executive Officer and Director
Douglas W. Smith..................    49    Executive Vice President, Chief Operating Officer and
                                              Director
Hugh T. Regan, Jr.................    39    Treasurer and Chief Financial Officer
Daniel J. Graham..................    53    Senior Vice President, Vice Chairman and Director
Hugh T. Regan, Sr.................    64    Secretary
Jack R. Edmunds...................    59    Vice President of Operations
Jerome R. Bortnem.................    46    Vice President of Sales and Marketing



Certain Biographical and Other Information Regarding the Executive Officers of the Company
------------------------------------------------------------------------------

     Executive officers are appointed by the Board of Directors of the Company. Each executive officer is appointed to serve until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified.

     Alyn R. Holt.  See "Election of Directors."

     Robert E. Matthiessen.  See "Election of Directors."

     Douglas W. Smith.  See "Election of Directors."

     Hugh T. Regan, Jr. has served as the Company's Treasurer and Chief Financial Officer since joining the Company in April 1996. From 1989 to 1995, Mr. Regan was the Vice President of Finance for Value Property Trust, a publicly traded real estate investment trust (the "Trust"). From 1995 until he joined the Company, Mr. Regan was the Chief Financial Officer of the Trust. Mr. Regan has over 13 years of financial management experience.

     Daniel J. Graham.  See "Election of Directors."

     Hugh T. Regan, Sr. has served as the Company's Secretary since 1982. Mr. Regan was Chief Financial Officer of the Company from 1982 to 1996. Mr. Regan has over 35 years of financial and general management experience in the computer, ATE and other industries.

     Jack R. Edmunds has served as the Company's Vice President of Operations since October 1998. Prior to that, Mr. Edmunds served as Director of Operations since joining the Company in September 1987. He has over 20 years of experience in the ATE industry, including various positions in operations management, marketing management, engineering and sales.

     Jerome R. Bortnem has served as the Company's Vice President of Sales and Marketing since August 1998. Prior to that, Mr. Bortnem served as Western Regional Sales Manager since joining the Company in August 1993. Mr. Bortnem has over 15 years experience in the ATE industry, including various positions in engineering, marketing and sales.

                          EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the compensation paid by the Company for services rendered during the years ended December 31, 1998, 1997 and 1996, to its Chairman and Chief Executive Officer and other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1998 (each, a "Named Executive Officer"):

                        Summary Compensation Table


                                                      Annual Compensation
                                              ------------------------------------
                                                                      Other Annual     All Other
Name and Principal Position           Year     Salary        Bonus    Compensation   Compensation
-----------------------------------   ----    --------      -------   ------------   -------------
Alyn R. Holt........................  1998    $226,238      $     -    $53,264 (1)    $ 65,661 (2)
  Chairman                            1997     198,010            -     53,675 (1)     137,117 (2)
                                      1996     155,545       55,234     47,693 (1)     145,851 (2)

Robert E. Matthiessen...............  1998    $171,576      $     -    $ 5,320 (3)    $ 53,778 (4)
  President, Chief Executive          1997     135,914            -      8,577 (3)       6,240 (4)
    Officer and Director              1996      97,020        6,750     13,578 (3)       5,720 (4)

Daniel J. Graham....................  1998    $126,704      $     -    $12,862 (5)    $  7,132 (6)
  Vice Chairman, Senior Vice          1997     112,040            -     19,088 (5)      32,077 (6)
    President and Director            1996     105,200            -     18,943 (5)      35,539 (6)

Jerome R. Bortnem...................  1998    $149,546      $     -    $ 2,533 (7)    $  6,351 (8)
  Vice President of Sales and         1997     131,067            -      2,348 (7)       6,351 (8)
    Marketing                         1996      95,094            -      2,120 (7)       6,271 (8)

Hugh T. Regan, Jr...................  1998    $118,974      $     -    $ 2,533 (10)   $  6,240 (11)
  Treasurer and Chief Financial       1997      95,400            -      2,348 (10)      6,240 (11)
    Officer                           1996      45,900 (9)        -      1,041 (10)        524 (11)


---------------------

(1) Includes $22,688 for the annual lease value of an automobile for Alyn R. Holt in 1998 and $30,896 and $39,500 for the lease of automobiles for Alyn R. and Connie E. Holt in 1997 and 1996, respectively; $5,320, $4,931 and $6,793 for group health insurance in 1998, 1997 and 1996, respectively; $24,059 and $9,728 for Company paid personal travel in 1998 and 1997, respectively; and $1,197 and $6,720 for use of Company staff time for personal matters in 1998 and 1997, respectively.

(2) Includes $4,847, $4,847 and $3,046 for premiums paid on life insurance for Mr. Holt in 1998, 1997 and 1996, respectively; $4,750, $4,750 and $4,486 for matching contributions to Mr. Holt's 401(k) Plan account in 1998, 1997 and 1996, respectively; and $56,064, $127,520 and $138,319 for serving as a director of inTEST LTD and inTEST KK in 1998, 1997 and 1996, respectively.

(3) Includes $3,646 and $8,750 for the annual lease value of an automobile for Mr. Matthiessen in 1997 and 1996, respectively; and $5,320, $4,931 and $4,828 for group health insurance in 1998, 1997 and 1996, respectively.

(4) Includes $1,490, $1,490 and $1,184 for premiums paid on life insurance for Mr. Matthiessen in 1998, 1997 and 1996, respectively; $4,750, $4,750 and $4,536 for matching contributions to Mr. Matthiessen's 401(k) Plan account in 1998, 1997 and 1996, respectively; and $47,538 for serving as a director of inTEST LTD and inTEST KK in 1998.

(5) Includes $5,375, $10,750 and $10,750 for the annual lease value of an automobile for Mr. Graham in 1998, 1997 and 1996, respectively; and $7,487, $6,938 and $6,793 for group health insurance in 1998, 1997 and 1996, respectively.

(6) Includes $2,382, $2,382 and $2,107 for premiums paid on life insurance for Mr. Graham in 1998, 1997 and 1996 respectively; $4,750, $4,750 and $4,750 for matching contributions to Mr. Graham's 401(k) Plan account in 1998, 1997 and 1996, respectively; and $24,945 and $28,682 for serving as a director of inTEST LTD in 1997 and inTEST LTD and inTEST KK in 1996.

(7) Includes $2,533, $2,348 and $2,120 for group health insurance for Mr. Bortnem in 1998, 1997 and 1996, respectively.

(8) Includes $1,601, $1,601 and $1,521 for premiums paid on life insurance for Mr. Bortnem in 1998, 1997 and 1996, respectively; and $4,750, $4,750 and $4,750 for matching contributions to Mr. Bortnem's 401(k) Plan account in 1998, 1997 and 1996, respectively.

(9)   Represents salary paid from 4/29/96, the date Mr. Regan was hired.

(10) Includes $2,533, $2,348 and $1,041 for group health insurance for Mr. Regan in 1998, 1997 and 1996, respectively.

(11) Includes $1,490, $1,490 and $524 for premiums paid on life insurance for Mr. Regan in 1998, 1997 and 1996, respectively; and $4,750 and $4,750 for matching contributions to Mr. Regan's 401(k) Plan account in 1998 and 1997, respectively.


Stock Options
-------------

     The following table sets forth grants of stock options made by the Company during the year ended December 31, 1998, to each of the Named Executive Officers who were awarded options during 1998:


                                 Option Grants in 1998


                                                                             Potential Realizable Value
                                                                               At Assumed Annual Rates
                                 % of Total                                  Of Stock Price Appreciation
                       Number      Options             Price on                  For Options Term (1)
                     Of Options  Granted to  Exercise   Date of  Expiration  ---------------------------
     Name             Granted     Employees   Price      Grant      Date          5%            10%
------------------   ----------  ----------  --------  --------  ----------  -----------   -------------
Hugh T. Regan, Jr.     20,000       13.3%      $4.25     $4.25     8/12/08     $53,456       $135,468
Jerome R. Bortnem      20,000       13.3%      $4.25     $4.25     8/12/08     $53,456       $135,468


-----------------
(1) Assumes the price of the Company's Common Stock appreciates at a rate of 5% and 10%, respectively, compounded annually for the ten year term of the options.


Exercise of Options
-------------------

     The following table sets forth information regarding the exercise of stock options and the value of any unexercised stock options of each of the Named Executive Officers of the Company, who exercised or held options, during the fiscal year ended December 31, 1998:

Aggregated Option Exercises in 1998 and December 31, 1998 Option Values


                                               Number of Securities        Value of Unexercised
                        Shares                Underlying Unexercised      In-the-Money Options at
                       Acquired                 Options at 12/31/98             12/31/98 (1)
                          on       Value     -------------------------   -------------------------
     Name              Exercise   Realized     Vested       Unvested       Vested       Unvested
------------------     --------   --------   ----------   ------------   ----------   ------------
Hugh T. Regan, Jr.         0        $0          6,000        44,000        $13,500      $134,000
Jerome R. Bortnem          0         0          2,000        28,000        $ 4,500      $ 98,000


(1) Based upon the closing price for the Common Stock as reported on the NASDAQ National Market System on December 31, 1998 of $8.25 less the exercise price.


Report on Repricing of Options
------------------------------

     On June 30, 1998, the Company's Compensation Committee (the
"Committee") approved the amendment of all stock options ("Repriced
Options") issued on June 30, 1997 and October 30, 1997 to reduce the exercise price of such options. In particular, the Company amended 131,000 options originally exercisable at $7.50 per share and 10,000 options originally exercisable at $11.00 per share to reduce the exercise price of such options to $6.00 per share, the current market price on the date of such action.

     The Committee approved the repricing of options after consideration of many factors and determination that the benefits to the Company attributable to the Repriced Options had diminished and that the amendment of such options would be in the best interests of the Company. The Repriced Options had been awarded primarily to key employees in recognition of length of service and contribution to the Company's performance. Because the market price of the Common Stock had dropped after the issuance of the Repriced Options, the exercise prices of such options were in excess of the current market price. Consequently, the Repriced Options had little or no value to the Option Holders and the Repriced Options no longer offered as great an incentive to the Option Holders as intended at the time such options were issued.

     One Director of the Company and two of the Named Executive Officers own Repriced Options. Dr. Daniels and Messrs. Bortnem and Regan owned 10,000, 10,000 and 30,000 of such options, respectively.

                                            Stuart F. Daniels, Ph.D.
                                            Richard O. Endres
                                            Alyn R. Holt
                                            Gregory W. Slayton

     The following table sets forth certain information concerning the repricing of options held by any executive officer during the last ten completed fiscal years:

                    Ten-Year Option Repricing Table


                                                                                     Length of
                                                                                      Original
                                 Number of                   Exercise               Option Term
                                 Securities   Market Price   Price at               Remaining at
                                 Underlying   of Stock at     Time of      New         Date of
                                  Repriced      Time of      Repricing   Exercise     Repricing
      Name              Date       Options     Repricing    (per share)   Price       (months)
--------------------   -------   ----------   ------------   ---------   --------   ------------
Hugh T. Regan, Jr.     6/30/98     30,000         $6.00        $7.50       $6.00       9 years
Jerome R. Bortnem      6/30/98     10,000         $6.00        $7.50       $6.00       9 years


Stock Performance Graph
-----------------------

     The following graph shows a comparison of cumulative total returns during the period commencing on June 17, 1997, the date of the Company's initial public offering, and ending on December 31, 1998, for the Company, the NASDAQ Market Composite Index and a composite index (the "Peer Group Index") of public Companies engaged in back-end ATE manufacturing. The companies included in the Peer Group Index consist of Aehr Test Systems, Aetrium, Inc., Aseco Corporation, Cerprobe Corporation, Cohu, Inc., Credence Systems Corp., Electroglas, Inc., Integrated Measurement Systems, LTX Corporation, Micro Component Technologies, Inc., and Teradyne, Inc. The comparison assumes $100 was invested on June 17, 1997, in the Company's Common Stock and in each of the foregoing indices and assumes the reinvestment of all dividends, if any. Although the Common Stock was offered at $7.50 per share in the initial public offering, the performance graph must begin with the closing price of the Common Stock on the date of the initial public offering, which was $7.625.


[Graph omitted]



                                            6/17/97     12/31/97     12/31/98
                                            -------     --------     --------
inTEST Corporation                            $100       $ 93.33      $110.00
NASDAQ Market Composite Index                 $100       $112.98      $158.82
Peer Group Index                              $100       $ 80.77      $ 84.17


     The historical stock price performance of the Company's Common Stock shown above is not necessarily indicative of future performance.


Compensation Committee Report on Executive Compensation
-------------------------------------------------------

     The Committee approves the compensation for all executive officers of the Company and acts on such other matters relating to their compensation as it deems appropriate. The Committee consists of at least two non-employee directors and meets at least once per year. The members of the Committee were Dr. Daniels and Messrs. Endres and Matthiessen through August 3, 1998 and Dr. Daniels and Messrs. Endres, Holt and Slayton during the balance of the year. The Committee also administers, with respect to key employees, the Company's stock option plan and determines the participants in such plan and the amount, timing and other terms and conditions of awards under such plan.

     COMPENSATION PHILOSOPHY AND OBJECTIVES. The Committee is committed to the general principle that overall executive compensation should be commensurate with the performance by the Company and the individual executive officers, and that long-term incentives awarded to such officers should be aligned with the interest of the Company's stockholders. The primary objectives of the Company's executive compensation program are to attract and retain executive officers who will contribute to the Company's long-term success, to reward the achievement of desired Company goals, and to provide compensation opportunities that are linked to the performance of the Company and that directly link the interests of executives with the interest of stockholders.

     The Company's executive compensation program provides a level of compensation opportunity that is competitive for companies in comparable industries and of comparable development, complexity and size and consists of three components: salary, bonus and long-term incentive compensation in the form of stock options. In determining compensation levels, the Committee considers a number of factors, including Company performance, both separately and in relation to other companies within the semiconductor equipment industry, the individual performance of each executive officer, comparative compensation surveys concerning compensation levels and stock grants at other companies, historical compensation levels and stock awards at the Company, and the overall competitive environment for executives and the level of compensation necessary to attract and retain key executives. Compensation levels may be greater or less than competitive levels in other companies within the semiconductor equipment industry based upon factors such as annual and long-term Company performance and individual performance.

     SALARY. Base salaries of all executive officers, including the Chief Executive Officer, are determined by the potential impact of the individual on the Company and its performance, the skills and experience required by the position, the individual performance and potential of the executive and the Company's overall performance. The Company's Chief Executive Officer proposes to the Committee the salaries of all executive officers based upon a formula related to Company's revenue and operating profit. The Committee considers these recommendations in connection with the other aforementioned factors in making its final determination of each executive's base salary. Base salaries for executives are evaluated and adjusted annually.

     BONUS. The Company also may, from time to time, pay bonuses to executive officers as part of its executive compensation program.

     LONG-TERM INCENTIVE COMPENSATION. The Committee periodically considers whether to grant awards under the Company's stock option plan to specific executives based on factors including: the executive officer's position in the Company; his or her performance and responsibilities; the extent to which he or she already holds an equity stake in the Company; equity participation levels of comparable executives and key employees at other similar companies; and the executive officer's individual contribution to the Company's overall performance. The plan does not provide any formula for weighing these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as the future anticipated performance and responsibilities of the executive officer in question.

     In summary, it is the opinion of the Committee that the executive compensation program provides the necessary total remuneration package to align properly the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                            Compensation Committee:
                            Stuart F. Daniels, Ph.D.
                            Richard O. Endres
                            Alyn R. Holt
                            Gregory W. Slayton

Employment Agreements
---------------------

     There were no employment agreements in effect for executive officers during the year ended December 31, 1998.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     Through August 3, 1998, the Compensation Committee consisted of Dr. Daniels and Messrs. Endres and Matthiessen. Mr. Matthiessen serves as an executive officer of the Company. Subsequent to August 3, 1998, the Committee consisted of Dr. Daniels and Messrs. Endres, Holt and Slayton. Mr. Holt serves as an executive officer of the Company.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
              ----------------------------------------------

     There were no related party transactions or indebtedness involving amounts in excess of $60,000 during the year ended December 31, 1998.


             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
             ---------------------------------------------------

     KPMG LLP has been the independent public accountant for the Company since its incorporation in 1981. KPMG LLP has been selected by the Company's Board of Directors as the Company's independent certified public accountant for the current year. This appointment will be submitted to the stockholders for ratification at the Meeting.

     A representative of KPMG LLP is expected to be present at the Meeting.
He will be given the opportunity to make a statement if he desires and will be available to respond to questions by stockholders. If the stockholders do not ratify the selection of this firm, the selection of another firm of independent certified public accountants will be considered by the Board of Directors.

     The Board of Directors may, in its discretion, direct appointment of a new accounting firm at any time during the year if the Board believes that such a change would be in the best interest of the Company and its stockholders. No such change is anticipated.

Recommendation
--------------

     The Board of Directors recommends a vote FOR the proposal to ratify the selection of KPMG LLP.


                   EXPECTED VOTE OF DIRECTORS AND OFFICERS
                   ---------------------------------------

     The Company expects that the directors and officers of the Company, who are the beneficial owners of approximately 48.2% of the outstanding Common Stock of the Company, will vote, or direct that their shares be voted, in favor of the election of the directors nominated herein, and the ratification of the appointment of the Company's independent public accountants.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
            -------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of the ownership and changes in ownership of such securities with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. Officers, directors and beneficial owners of more than ten percent of the Company's stock are required by SEC regulation to furnish the Company with copies of all such forms which they file.

     Based solely on the Company's review of such forms received by it, or written representations from certain reporting persons that no Form 5 were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and persons who own more than ten percent of the Common Stock were complied with during the year ended December 31, 1998, except that Gregory Slayton's report of initial holdings was amended after the due date for such report to disclose an additional 350 shares of the Company's Common Stock owned by him at the time he became a director of the Company.


                         STOCKHOLDER PROPOSALS
                         ---------------------

     Stockholders intending to submit proposals to be included in the Company's next Proxy Statement must send their proposals to the Secretary of the Company (at 2 Pin Oak Lane, Cherry Hill, New Jersey 08003) not later than December 22, 1999. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the SEC.

     Stockholders intending to present proposals at the next annual meeting of the Company and not intending to have such proposals included in the Company's next Proxy Statement must send their proposals to the Secretary of the Company (at 2 Pin Oak Lane, Cherry Hill, New Jersey 08003) not later than February 14, 2000. If notification of a stockholder proposal is not received by such date, the Company may vote, in its discretion, any and all of the proxies received in this solicitation against such proposal.


                              ANNUAL REPORT
                              -------------

     The Company's Annual Report to Stockholders for the year ended December 31, 1998, accompanies this Proxy Statement. The Annual Report to Stockholders does not constitute a part of the proxy solicitation materials.


                         ADDITIONAL INFORMATION
                         ----------------------

     THE COMPANY WILL PROVIDE TO EACH PERSON SOLICIATED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE COMPANY'S FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1998. REQUESTS SHOULD BE DIRECTED TO MR. HUGH T. REGAN, JR., TREASURER AND CHIEF FINANCIAL OFFICER, inTEST CORPORATION, 2 PIN OAK LANE, CHERRY HILL, NEW JERSEY 08003.


                            MISCELLANEOUS
                            -------------

     This solicitation is made on behalf of the Board of Directors of the Company, and its cost (including preparing and mailing of the notice, this Proxy Statement and the form of proxy card) will be paid by the Company. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. To the extent necessary in order to assure sufficient representation at the Meeting, officers and regular employees of the Company may solicit the return of proxies by mail, telephone, telegram and personal interview. No compensation in addition to regular salary and benefits will be paid to any such officer or regular employee for such solicitation. The Company may engage Corporation Investors Communications, Inc. ("CIC") to assist in the solicitation of proxies from shareholders. The Company has not entered into an agreement with CIC for such solicitation services.

     Where information contained in this Proxy Statement rests peculiarly within the knowledge of a person other than the Company, the Company has relied upon information furnished by such person.




                                         By Order of the Board of Directors




                                         /s/ Hugh T. Regan, Sr.
                                         ------------------------------------
                                         Hugh T. Regan, Sr.
                                         Secretary


April 20, 1999

                             APPENDIX


                              PROXY
                         inTEST CORPORATION
                    ANNUAL MEETING OF STOCKHOLDERS
                           MAY 20, 1999

                 THIS PROXY IS SOLICITED ON BEHALF OF
                   THE COMPANY'S BOARD OF DIRECTORS

     The undersigned hereby appoints Alyn R. Holt and Robert E. Matthiessen, and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of inTEST Corporation held of record by the undersigned on April 2, 1999, at the Annual Meeting of Stockholders to be held on May 20, 1999, and any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF SEVEN NOMINEES TO SERVE AS DIRECTORS AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY CARD, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.

               CONTINUED AND TO BE SIGNED ON REVERSE SIDE

1.  Election of Directors.  (Term to expire at 2000 Annual Meeting)

    Nominees:   Alyn R. Holt, Robert E. Matthiessen, Douglas W. Smith,
                Daniel J. Graham, Richard O. Endres, Stuart F. Daniels,
                Ph.D., Gregory W. Slayton

    ______  FOR                       ______  WITHHELD
            ALL                               FROM ALL
            NOMINEES                          NOMINEES

    ______  ________________________________________
            For all nominees except as noted above


2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as independent public accountants of the Company for the year ending December 31, 1999.

    ______  FOR           ______  AGAINST              ______  ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and matters incident to the conduct of the meeting.

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   ______


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.


------------------------------------         Date: ---------------------
Signature

Dear Stockholder:

Your vote counts, and we strongly encourage you to exercise your right to vote your shares. To do so, please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return it in the enclosed envelope. No postage is necessary if mailed in the United States.

Thank you in advance for your prompt completion of these procedures.

Sincerely,

inTEST Corporation